UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2015

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 9, 2015, the Audit Committee of the Board of Directors (the "Audit Committee") of Solitron Devices, Inc. (the "Company"), after consultation with management and the Company's independent registered public accounting firm, concluded that the Company's previously issued unaudited condensed financial statements as of and for the interim period ended August 31, 2014 contained an error in the recorded value of one device in the Company's work in process inventory, and as a result concluded that the financial statements as of and for the interim period ended August 31, 2014 should no longer be relied upon. The error resulted from an undetected data entry error and was not the result of any misconduct by any Company employee or management. The Company, based on currently available information, estimates that the adjustment to the inventory balance resulting from this error, will total approximately $449,000. The effect of this adjustment will include a decrease in the Company's inventory valuation, total assets, retained earnings, net income and an increase in total cost of sales.

The Company intends to correct the errors described above by restating its financial statements as of and for the interim period ended August 31, 2014 and expects to include these restatements in an amendment to its Quarterly Report on Form 10-Q for the quarter ended August 31, 2014 as soon as practicable. The Company's management believes that the restatement will not have a material impact on the Company's liquidity, capital resources or outlook.

The Audit Committee and the Company's executive officers have discussed the matters disclosed herein pursuant to Item 4.02(a) of Form 8-K with Goldstein, Schechter, Koch, the Company's independent registered public accounting firm.

The Company is committed to remediating the factors that contributed to the error discussed above. Certain of the necessary corrective actions have already been implemented.

Statements in this report, including but not limited to those relating to the impact of the restatement and the timing and contents of filings with the SEC and other statements that are not historical facts, are forward-looking statements. Although the Company believes these statements are based on reasonable assumptions, it can give no assurance that these statements will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include delays and uncertainties that may be encountered by the Company or its auditors in connection with the restatement and review process. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

2

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2015	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf,
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer